Exhibit 10.4

GUARANTOR NAME AND ADDRESS	LENDER NAME AND ADDRESS

MISCOR GROUP, LTD.	MFB FINANCIAL	NUMBER 70-0028852
1125 S. WALNUT STREET	4100 EDISON LAKES PARKWAY,
SOUTH BEND, IN 46619	SUITE 300	AMOUNT 5,000,000.00
	MISHAWAKA, IN 46545	DATE FEBRUARY 28, 2007

GUARANTY

DATE. The date of this Guaranty is March 9, 2007.
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to induce Lender (with its participants, successors and assigns), at its option, at any time or from time to time to make loans or extend other accommodations to or for the account of HK ENGINE COMPONENTS, LLC (Borrower or to engage in any other transactions with Borrower, the Guarantor hereby absolutely and unconditionally guarantees to the Lender the full and prompt payment when due, whether at maturity or earlier by reason of acceleration or otherwise, of the debts, liabilities and obligations described as follows:
INDEBTEDNESS.
☐ Specific Debts. The Guarantor guarantees to Lender the payment and performance of the debt, liability or obligation of Borrower to Lender evidenced by or arising out of the following: _____________________________________________________ and any extensions, renewals or replacements thereof (Indebtedness).
☒ All Debts. Except as this Guaranty may otherwise provide, the Guarantor guarantees to Lender the payment and performance of each and every debt, liability and obligation of every type and description which Borrower may now or at any time hereafter owe to Lender (whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several, or joint and several; all such debts, liabilities and obligations (indebtedness)). Without limitation, this Guaranty includes the following described debt(s):

PROMISSORY NOTE #70-0028852 DATED 2/28/07 IN THE AMOUNT OF $5,000,000.00
Exclusions.
☐ Guarantor will be liable for $___________________ of the principal amount of the Indebtedness outstanding at default and for all of the accrued interest, and the expenses of collection, enforcement or protection of Lender’s rights and remedies under this Guaranty, including reasonable attorneys’ fees.
☐ Guarantor’s liability will not exceed ____________% of the Indebtedness outstanding at default and all of the accrued interest, and the expenses of collection, enforcement or protection of Lender’s rights and remedies under this Guaranty, including reasonable attorneys’ fees.
☐ Indebtedness Excludes:

SECURITY
☐ the Guaranty is unsecured.
☒ secured by SECURITY AGREEMENT DATED OF EVEN DATE HEREWITH, AND ALL SECURITY AGREEMENTS GIVEN IN THE FUTURE OF GUARANTOR IN FAVOR OF LENDER, REGARDLESS OF WHETHER SUCH SECURITY AGREEMENTS STATE THAT THEY SECURE THIS GUARANTY         .

SIGNATURES. By signing under seal, Guarantor agrees to the terms contained in this Guaranty (including those on page 2). Guarantor also acknowledges receipt of a copy of this Guaranty.

ADDITIONAL PROVISIONS

The Guarantor further acknowledges and agrees with Lender that:
1.  No act or thing need occur to establish the liability of the Guarantor hereunder, and no act or thing, except full payment and discharge of all Indebtedness, shall in any way exonerate the Guarantor or modify, reduce, limit or release the liability of the Guarantor hereunder.
2.  This is an absolute, unconditional and continuing Guaranty of payment of the Indebtedness and will continue to be enforceable against the Guarantor, whether or not all Indebtedness is paid in full, until this Guaranty Is revoked by written notice actually received by the Lander. Any revocation shall not be effective as to any Indebtedness existing or committed to at the time of actual receipt of notice by the Lender, or as to any renewals, extensions and refinancings thereof.
The Guarantor represents and warrants to the Lender that the Guarantor has a direct and substantial economic interest in Borrower and expects to derive substantial benefits therefrom and from any loans and financial accommodations resulting from the creation of Indebtedness guaranteed hereby, and that this Guaranty is given for a business purpose. The Guarantor agrees to rely exclusively on its right to revoke this Guaranty prospectively as to future transactions, by written notice actually received by Lender if at any time, the benefits then being received by the Guarantor in connection with this Guaranty are not sufficient to warrant its continuance as a Guarantor as to future Indebtedness. Accordingly, the Lender may rely conclusively on a continuing warranty, hereby made, that the Guarantor continues to be benefited by this Guaranty and that the Lender has no duty to inquire into or confirm the receipt of any benefits, and that this Guaranty will be enforceable without regard to the receipt, nature or value of any such benefits,
3.  If the Guarantor is dissolved or becomes insolvent, however defined, or revokes this Guaranty, than the Lander has the right to declare the full amount of all Indebtedness immediately due and payable, and the Guarantor will forthwith pay the Lender. If the Guarantor voluntarily commences or there is commenced involuntarily against the Guarantor a case under the United States Bankruptcy Code, the full amount of all Indebtedness, whether due and payable or unmatured, will become immediately due and payable without demand or notice thereof.
4.  The Guarantor will be liable for all Indebtedness, without any limitation as to amount, plus accrued interest thereon and all attorneys’ fees, collection costs and enforcement expenses referable thereto. Indebtedness may be created and continued in any amount, whether or not in excess of such principal amount, without affecting or impairing the liability of the Guarantor hereunder. The Lender may apply any sums received by or available to the Lender on account of the indebtedness from Borrower or any other person (except the Guarantor), from their properties, out of any collateral security or from any other source to payment of the excess. Such application of receipts will not reduce, affect or impair the liability of the Guarantor hereunder. If the liability of the Guarantor is limited pursuant to this paragraph 4, any payment made by the Guarantor under this Guaranty will be effective to reduce or discharge its liability only if accompanied by a written transmittal document, received by the Lender, advising that such payment is made under this Guaranty for that purpose.
5.  The Guarantor will pay or reimburse the Lender for all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Lender in connection with the protection, defense or enforcement of this Guaranty in any litigation or bankruptcy or insolvency proceedings.
6.  Whether or not any existing relationship between the Guarantor and Borrower has been changed or ended and whether or not this Guaranty has been revoked, the Lender may, but shall not be obligated to, enter into transactions resulting in the creation or continuance of Indebtedness, without any consent or approval by the Guarantor and without any notice to the Guarantor. The liability of the Guarantor will not be affected or impaired by any of the following acts or things (which the Lender is expressly authorized to do, omit or suffer from time to time, both before and after revocation of this Guaranty, without notice to or approval by the Guarantor): (i) any acceptance of collateral security, Guarantor’s, accommodation parties or sureties for any or all Indebtedness; (ii) any one or more extensions or renewals of Indebtedness (whether or not for longer than the original period) or any modification of the interest rates, maturities or other contractual terms applicable to any Indebtedness; (iii) any waiver adjustment, forbearance, compromise or indulgence granted to Borrower, any delay or lack of diligence in the enforcement of Indebtedness, or any failure to institute proceedings, file a claim, give any required notices or otherwise protect any Indebtedness; (iv) any full or partial release of, settlement with, or agreement not [missing text]
7.  [missing text] waiver, release, estoppel, statute of limitations, res judicata, statute of frauds, fraud, forgery, incapacity, minority, usury, illegality or unenforceability which may be available to Borrower or any other person liable in respect of any Indebtedness, or any setoff available against the Lender to Borrower or any such other person, whether or not on account of a related transaction. The Guarantor expressly agrees that the Guarantor will be liable, to the fullest extent permitted by applicable law, for any deficiency remaining after foreclosure of any mortgage or security interest securing Indebtedness, whether or not the liability of Borrower or any other obligor for such deficiency is discharged pursuant to statute or judicial decision. The Guarantor shall remain obligated, to the fullest extent permitted by law, to pay such amounts as though Borrower’s obligations had not been discharged.
8.  The Guarantor further agree(s) that Guarantor will be obligated to pay Indebtedness even though any other person obligated to pay Indebtedness, Including Borrower, has such obligation discharged in bankruptcy or otherwise discharged by law. “Indebtedness” shall include post-bankruptcy petition interest and attorneys’ fees and any other amounts which Borrower is discharged from paying or which do not accrue to Indebtedness due to Borrower’s discharge, and Guarantor will be obligated to pay such amounts as fully as if Borrower’s obligations had not been discharged,
9.  If any payment applied by the Lender to Indebtedness is thereafter set aside, recovered, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Borrower or any other obligor), the Indebtedness to which such payment was applied will for the purposes of this Guaranty be deemed to have continued in existence, notwithstanding such application, and this Guaranty will be enforceable as to such Indebtedness as fully as if such application had never been made.
10.  The Guarantor waive(s) any claim, remedy or other right which the Guarantor may now have or hereafter acquire against Borrower or any other person obligated to pay Indebtedness arising out of the creation or performance of the Guarantor’s obligation under this Guaranty, including, without limitation, any right of subrogation, contribution, reimbursement, indemnification, exoneration or any right to participate in any claim or remedy the Guarantor may have against the Borrower, collateral, or other party obligated for Borrower’s debt, whether or not such claim, remedy, or right arises In equity, or under contract, statute or common law.
11.  The Guarantor waives presentment, demand for payment, notice of dishonor or nonpayment, and protest of any instrument evidencing Indebtedness. The Lender will not be required first to resort for payment of the Indebtedness to Borrower or other persons or their properties, or first to enforce, realize upon or exhaust any collateral security for Indebtedness, before enforcing this Guaranty.
12.  The liability of the Guarantor under this Guaranty is in addition to and is cumulative with all other liabilities of the Guarantor to the Lander as Guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
13.  To induce Lander to enter into the Loan, Guarantor makes these representations and warranties for as long as Guaranty is in effect. Guarantor is duty organized, validly existing and in good standing under the laws in the jurisdiction where Guarantor was organized and is duty qualified, validly existing and in good standing in all jurisdictions in which Guarantor operates or Guarantor owns or leases property. Guarantor has the power and authority to enter into this transaction and to carry on Guarantor’s business or activity as now conducted. The execution, delivery and performance of this Guaranty and the obligation evidenced by this Guaranty: are within Guarantor’s duly authorized powers; has received all necessary governmental approval; will not violate any provision of law or order of court or governmental agency; and will not violate any agreement to which Guarantor is a party or to which Guarantor is or any of Guarantor’s property is subject. Other than previously disclosed in writing to Lender, Guarantor has not changed Guarantor’s name or principal place of business within the last ton years and has not used any other trade or fictitious name. Without Lender’s prior written consent, Guarantor does not and will not use any other name and will preserve Guarantor’s existing name, trade names and franchises. Guarantor owns or leases all property that Guarantor needs to conduct Guarantor’s business and activities. All of Guarantor’s property is free and clear of all liens, security interests, encumbrances and other adverse claims and interests, except those Lender previously agreed to in writing. Guarantor is not violating any laws, regulations, rules, orders, judgments or decrees applicable to [missing text]

Schedule of Additional Guaranty Agreements

In reliance on Instruction 2 to Regulation S-K, Item 601, MISCOR is not filing additional Guaranties Agreements that are identical to the one filed herewith, except for the parties. MISCOR signed a Guaranty guaranteeing the obligations of each of the following subsidiaries:

1. Magnetech Industrial Services, Inc.
2. Magnetech Power Services, LLC
3. Martell Electric, LLC

Each of the following signed a Guaranty guaranteeing the obligations of MISCOR:

1. HK Engine Components, LLC
2. Magnetech Industrial Services, Inc.
3. Magnetech Power Services, LLC
4. Martell Electric, LLC